Exhibit (a)

                             GABELLI GOLD FUND, INC.
                             ARTICLES SUPPLEMENTARY

         GABELLI GOLD FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: In accordance with procedures established in the Corporation's Charter and pursuant to Section 2-208 of Maryland General Corporation Law, the Board of Directors of the Corporation, by resolution dated May 17, 2000, duly reclassifies five hundred million (500,000,000) Class AAA Series Shares of the authorized Common Stock of the Corporation as follows:

  FORMER CLASSIFICATION     NEW CLASSIFICATION      AUTHORIZED SHARES ALLOCATED
  ---------------------     ------------------      ---------------------------
  ------------------------  Gabelli Gold Fund-                 250,000,000
  Gabelli  Gold Fund -      Class A Series Shares
  Class AAA Series Shares
                            Gabelli Gold Fund -                125,000,000
                            Class B Series Shares

                            Gabelli Gold Fund -                125,000,000
                            Class C Series Shares


         SECOND: The shares of the Corporation reclassified pursuant to Article First of these Articles Supplementary have been classified by the Board of Directors under the authority contained in the Charter of the Corporation.

         THIRD: Immediately prior to the effectiveness of these Articles Supplementary of the Corporation, the Corporation had authority to issue one billion (1,000,000,000) shares of Common Stock of the par value of $0.001 per share and of the aggregate par value of one million dollars ($1,000,000), classified as follows:

                          PREVIOUS CLASSIFICATION OF SHARES
                          ---------------------------------
     NAME OF PORTFOLIO         CLASS DESIGNATION            NUMBER OF SHARES CLASSIFIED
     -----------------         -----------------            ---------------------------
     Gabelli Gold Fund      Class AAA Series Shares                1,000,000,000


         As supplemented hereby, the Corporation's Articles of Incorporation authorize the issuance of one billion (1,000,000,000) shares of Common Stock of the par value of $0.001 per share and of the aggregate par value of one million dollars ($1,000,000), classified as follows:


                          CURRENT CLASSIFICATION OF SHARES
                          --------------------------------
     NAME OF PORTFOLIO         CLASS DESIGNATION            NUMBER OF SHARES CLASSIFIED
     -----------------         -----------------            ---------------------------
     Gabelli Gold Fund       Class AAA Series Shares                500,000,000

     Gabelli Gold Fund       Class A Series Shares                  250,000,000

     Gabelli Gold Fund       Class B Series Shares                  125,000,000

     Gabelli Gold Fund       Class C Series Shares                  125,000,000



         FOURTH: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each share of each class of the Gabelli Gold Fund, Inc. shall be subject to all provisions of the Articles of Incorporation relating generally to the Corporation's Common Stock and to the following:

         (a)      The following definitions shall apply:

                  (i) "CDSC Shares" shall mean the Shares of any Class subject to a contingent deferred sales charge.

                  (ii) "Class" shall mean one of the separate classes of Shares of the Fund designated as such by these Articles Supplementary.

                  (iii) "Class AAA Series  Shares"  shall mean the shares of the
                        Fund  as   designated   as  such   by   these   Articles
                        Supplementary.

                  (iv) "Class A Series Shares" shall mean the Shares of the Fund designated as such by these Articles Supplementary.

                  (v) "Class B Series Shares" shall mean the Shares of the Fund designated as such by these Articles Supplementary.

                  (vi) "Class C Series Shares" shall mean the Shares of the Fund designated as such by these Articles Supplementary.

                  (vii) "Rule 18f-3  Plan"  shall mean the plan  approved by the
                        Directors and as amended from time to time, in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended, pursuant to which the Fund may issue multiple classes of shares with varying front-end sales charges, contingent deferred sales charges, distribution fees and service fees.

      (b)      In accordance with Article V(5) of the Articles of Incorporation:

                  (i) The assets attributable to each Class of Shares and the liabilities attributable to each Class of Shares shall be based upon the allocations required by the Rule 18f-3 Plan.

                  (ii) All dividends and distributions on each Class of Shares shall be distributed pro rata to the holders of Shares of that Class in proportion to the number of Shares of that Class held by such holders at the date and time of record established for the payment of such dividends or distributions and such dividends and distributions need not be pro rata with respect to dividends and distributions paid to Shares of any other class. Dividends and distributions shall be paid with respect to Shares of a given Class only out of lawfully available assets attributable to such Class.

                  (iii) Each  Class  B  Series   Share   shall  be   convertible
                        automatically, and without any action or choice on the part of the holder thereof, into Class A Series Shares (or fractions thereof) pursuant to such terms, conditions and restrictions as may be established by the Directors and set forth from time to time in the Prospectus of the Fund with respect to the Class B Series Shares.

                  (iv) The number of Class A Series Shares into which each Class B Series Share shall convert pursuant to the foregoing paragraph shall equal the number (including for this purpose fractions of a Share) obtained by dividing the net asset value per share of the Class B Series Shares for purposes of sales and redemptions thereof on the date of such conversion (the "Conversion Date") by the net asset value per share of the Class A Series Shares for purposes of sales and redemptions thereof on the Conversion Date.

                  (v) On the Conversion Date, the Class B Series Shares which convert into Class A Series Shares will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive dividends declared prior to the Conversion Date but unpaid as of the

                        Conversion Date) will cease. Certificates representing Class A Series Shares resulting from conversion may be issued pursuant to such terms and conditions as may be established from time to time by the Directors.

                  (vi) Shareholders of a particular Class of the Fund shall not be entitled to vote on any matter that affects only one or more other Classes and shall be the only shareholders entitled to vote on matters submitted to shareholders affecting the Distribution Fees or Service Fees relative to the Class or other matters only affecting the Class.

                  (vii) Shareholders  shall have  separate  voting rights on any matter submitted to shareholders in which the interest of one Class differs from the interests of any other Class.

      (c) The method of determining the purchase price and the price, terms and manner of redemption of each Class of Shares shall be established by the Directors in accordance with the provisions of the Articles of Incorporation, these Articles and the Rule 18f-3 Plan and shall be set forth in the prospectus of the Fund with respect to each Class of Shares, as amended from time to time, under the Securities Act of 1933, as amended.

         IN WITNESS WHEREOF, the Gabelli Gold Fund, Inc. has caused these Articles Supplementary to be signed, and witnessed, in its name and on its behalf by its undersigned officers who acknowledge that these Articles Supplementary are the act of the Corporation; that to the best of their knowledge, information, and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects; and that this statement is made under the penalties of perjury.

Date:  December 6, 2002
                                                      GABELLI GOLD FUND, INC.

                                                      By:  /S/ BRUCE N. ALPERT
                                                           -------------------
                                                      Name:  Bruce N. Alpert
                                                      Title:

WITNESS:

By:  /S/ JAMES E. MCKEE
     ------------------
Name:  James E. McKee
Title: